EXHIBIT 10.54

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (the “Agreement”) is entered into as of April     , 2005, by and among SILICON VALLEY BANK (“Bank” or “Lender”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 and MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850 (the “Company”), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850, and any Persons who are now or hereafter made parties to the Loan Agreement (as hereinafter defined) (each a “Borrower” and collectively, “Borrowers”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan and Security Agreement dated April 12, 2002, (as may be amended from time to time, the “Loan Agreement”).  The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Five Million Dollars ($5,000,000) (the “Equipment Facility”).  In addition, pursuant to that certain Loan Agreement dated January 14, 2003 by and among the Borrowers and Bank, Bank has agreed to make a revolving line of credit (the “Revolving Facility”) to Borrowers in the maximum principal amount of Twenty Million Dollars ($20,000,000) which amount was reduced to Fifteen Million Dollars ($15,000,000) pursuant to that certain Third Amendment to Loan Agreement, dated March 31, 2004.  Hereinafter, all indebtedness owing by Borrowers to Lender under the Equipment Facility shall be referred to as the “Indebtedness.”  Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to such terms in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Indebtedness shall be secured by the Collateral described in the Loan Agreement.  Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Existing Loan Documents”.

3.                                       MODIFICATIONS TO LOAN AGREEMENT.

(a)                                  Section 6.3  of the Loan Agreement is amended and restated in its entirety as follows:

6.3                                 Financial Covenants.  Borrowers will maintain as of the last day of each fiscal quarter:

(a)                                  Quick Ratio.  A ratio of (i) Quick Assets to (ii) Current Liabilities, plus long term Indebtedness to Bank and outstanding letters of credit under the Committed Revolving Line from Bank to Borrower, minus deferred revenue of at least 2.00 to 1.00.

(b)                                 Tangible Net Worth.  A Tangible Net Worth of at least $90,000,000, plus fifty percent (50%) consolidated net income (without regard to any loss) from each fiscal quarter of the Borrowers.

(b)                                 The definition of “Total Liabilities” set forth in Section 13.1 of the Loan Agreement is amended and restated in its entirety as follows:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities of the Company and its consolidated Subsidiaries, including all Indebtedness, and the current portion of Subordinated Debt, if any, that Borrowers are allowed to pay under Section 7.8 hereof, but only to the extent the Borrowers have notified Bank in writing that they plan to make such a payment.

(c)                                        Exhibit C to the Loan Agreement is replaced in its entirety with Exhibit C attached hereto.

4.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.                                       NO DEFENSES OF BORROWERS.  Borrowers agree that they have no defenses against the obligations to pay any amounts under the Indebtedness.

6.                                       CONTINUING VALIDITY.  Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Lender’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness.  Nothing in this Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing.  No maker, endorser, or guarantor will be released by virtue of this Agreement.  The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

This Agreement is executed as of the date first written above.

BORROWERS:

MANUGISTICS GROUP, INC.

By:

Name:

Title:

MANUGISTICS, INC.

By:

Name:

Title:

LENDER:

SILICON VALLEY BANK

By:

Name:

Title: